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                                                                    Exhibit 4.29

                                  SIDE LETTER
                                       TO
                           THE PARTNERSHIP AGREEMENT
               K.TEL.237/HK.810/UTA-00/01 DATED 30 NOVEMBER 2001
                                      FOR
                         THE CONSTRUCTION AND PROVISION
                    OF HIGH PERFORMANCE BACKBONE - SUMATERA

                        NO.K.TEL.116/HK.830/UTA-00/2003

                              DATED JUNE 12, 2003
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                                   SIDE LETTER
                                       TO
                           THE PARTNERSHIP AGREEMENT
                K.TEL.237/HK.810/UTA-00/01 DATED 30 NOVEMBER 2001
                                       FOR
                         THE CONSTRUCTION AND PROVISION
                     OF HIGH PERFORMANCE BACKBONE-SUMATERA

                        NO. K.TEL. 116 /HK.830/UTA-00/2003

This Side Letter is made the day of Twelve month June year 2003, by and between:

I. PT. TELEKOMUNIKASI INDONESIA, TBK, a company telecommunications services and network provider, established and organized under the laws of the Republic of Indonesia, having its registered office at JI.Japati No.1 Bandung, Indonesia, in this purpose represented by KRISTIONO, Title President Director, hereinafter in this Side Letter shall be referred to as TELKOM,

AND

II. PIRELLI - SIEMENS CONSORTIUM, consists of PT. PIRELLI CABLES INDONESIA and PT. SIEMENS INDONESIA, a consortium already established and now legalized by Dr. IRAWAN SOERAJO, SH, Msl, Notary in Jakarta on 30, November 2001 under Legalization Number 457/L/2001, in this purpose represented by STEFANO POLI, Chief Executive Officer PT. PIRELLI CABLES INDONESIA, having its office at Gedung BRI, Suite 1502, JI.Jendral Sudirman Kav.44-48, Jakarta and represented-by ROLF UNTERBERGER, Director PT. SIEMENS INDONESIA and HERBERT FETTIG, Deputy Director PT. SIEMENS, having its office at Siemens Business Park Building B, JI.MT.Haryono Kav. 58-60 Jakarta 12780, companies established under the laws of Republic of Indonesia,

                                       1

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hereinafter in this Side Letter shall be referred to as PARTNER.

                                   WITNESSSETH

a. WHEREAS, TELKOM and PARTNER have signed the Partnership Agreement NO.K.TEL.237/HK.810/UTA-00/01 dated November 30,2001 (Main Agreement) and its Amendment No.K.TEL.90/HK.820/UTA-00/2003 dated April 16, 2003 hereinafter collectively referred to as Agreement;

b. WHEREAS, TELKOM and PARTNER have held meeting to discuss regarding the splitting value for sub-system and sources of fund of High Performance Backbone Sumatera project dated April 10, 2003 and May 1, 2003;

c. WHEREAS, TELKOM and PARTNER have held meeting to discuss regarding the method of invoicing for partial acceptance test for Sub-system-6 of High Performance Backbone Sumatera project dated May 21,2003.

NOW THEREFORE, TELKOM AND PARTNER agreed to amend the Main Agreement as specified in the following terms and conditions:

                                    ARTICLE 1
                                 CONTRACT PRICE

TELKOM and PARTNER agreed that the additional of Contract Price due to the additional scope of works as stated in the Article 2 para (2) item b. of Amendment No.1 of US$2,830,086.19 and Rp.1.699.138.114,- is lump sum with the meaning no change either plus or minus in the performed of works based on the Amendment No.1

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                                    ARTICLE 2
                              INVOICING OF PROJECT

2.1. TELKOM and PARTNER agreed that the invoicing of project based on the source of fund will be made with the following conditions:

     a. For the bill of quantity and unit price of the scope of works which has performed based on the Original Agreement shall be applied as stated in the Agreement.

     b. The additional scope of works which performed based on the Amendment No.1 shall be applied as described, in Article 1 of this Side Letter.

2.2. The detail of bill of quantity and the unit price above as stated in Appendix-1 of this Side Letter.

                                   ARTICLES 3
                                   APPENDICES

3.1. The following Appendixes and documents, including their references/ attachments mentioned therein, are attached and shall constitute integral part of this Side Letter.

     Appendix-1 : The Details of BoQ

     Appendix-2 : The Minutes of meeting
                  Dated: April 10, 2003, May 1, 2003 and May 21, 2003

                                    ARTICLE 4
                                 MISCELLANEOUS.

4.1. This Side Letter is made as integral part of the Agreement.

4.2. All stipulations and provisions stated in the Agreement shall remain valid unless modified by this Side Letter.

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4.3. This Side Letter is made in 2 (two) languages, Indonesia and English, and 3
     (three) originals both approved and signed by duly authorized representatives of the parties hereto.

IN WITNESS WHEREOF THE PARTIES hereto agree to sign this Side Letter on the day and year written above.

Signed by:
For and on behalf of:

PT. TELEKOMUNIKASI INDONESIA, TBK    PIRELLI-SIEMENS CONSORTIUM

                                              [STAMPED]

/s/ Kristiono                        /s/ Stefano Poli
-------------                        ----------------
KRISTIONO                            STEFANO POLI
President Director                   Chief Executive Officer PT. PIRELLI
                                     CABLES INDONESIA

                                     /s/ Rolf Unterberger
                                     --------------------
                                     ROLF UNTERBERGER
                                     Director PT. SIEMENS INDONESIA

                                     /s/ Herbert Fettig
                                     ------------------
                                     HERBERT FETTIG
                                     Deputy Director PT. SIEMENS
                                     INDONESIA

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